EXHIBIT 99.1
Sutura®
FOR IMMEDIATE RELEASE
SUTURA APPOINTS DAVID TECKMAN AS DIRECTOR
~Teckman’s Appointment Balances Skills and Experience of Board ~
Fountain Valley, CA – May 17, 2006 - Sutura, Inc. (“Sutura”) (OTCBB:SUTU), a California-based medical device company, is pleased to announce the appointment of David Teckman as a director of the Company effective immediately.
David Teckman was the President and CEO of Vivius Inc. from 2000 to 2005. Vivius was a venture capital backed consumer driven healthcare company that developed, patented and deployed the first healthcare program allowing consumers to select healthcare benefits and providers on-line. Prior to Vivius he was president of Disc Systems Inc., an ambulatory health care software and information technologies company. He is currently a director of Minneapolis-based Whitebox Advisors, LLC, a hedge fund headquartered in Minneapolis, MN with $1.4 billion under management. Mr. Teckman brings to Sutura’s board more than 25 years of experience in both health care and advanced technology.
Anthony Nobles, the Chairman and Chief Executive Officer of Sutura commented, “We are delighted to have someone of David Teckman’s stature join our Board. David brings a breadth of professional experience, as well as a strong medical industry background. With Mr. Teckman’s appointment, Sutura further adds to the health industry strength and experience of its Board. Our Board’s composition today reflects a strong, balanced blend of skills and experience. The job now is to execute our plan and deliver the results that our shareholders expect of us.”
With the appointment of Mr. Teckman, Sutura’s board currently consists of five directors — three of whom are independent, outside directors. Sutura’s board includes: Anthony Nobles, (President & CEO), Egbert Ratering (Executive Vice President & CFO), John Crew, M.D., Charles Terrell, Sr. and David Teckman.
About Sutura, Inc.
Sutura®, Inc. (www.suturaus.com) is a medical device company that has developed a line of innovative, minimally invasive, vascular suturing devices to suture the puncture created in arteries during open surgery and catheter-based procedures. The Company’s line of SuperStitch medical devices provide sutured closure of the arteriotomy site utilizing the existing catheter sheath introducer or cannula during fluoroscopically guided procedures and directly through the open arteriotomy during open surgical procedures.
Within the United States the 8F & 6F SuperStitch devices are available for use in performing vascular stitching in general surgery, including endoscopic procedures. It is not intended for blind closure of an arteriotomy site. The SuperStitch 8F & 6F is approved in the European Union and CE marked with the indication for use as follows: The SuperStitch is indicated for use in performing vascular stitching in general surgery, including endoscopic procedures. In the EU there is no requirement for the use of fluoroscopic guidance. Sutura’s headquarters are in Fountain Valley, California. “Sutura®” and “SuperStitch®” are registered trademarks of Sutura, Inc.
For more information contact:
Sutura, Inc.
Barry Forward
Corporate Communications
866-676-8386
www.suturaus.com
Forward-Looking Information Is Subject to Risk and Uncertainty
Certain statements in this press release may contain projections or “forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. The words “aim”, “plan”, “likely”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “will”, “should”, “could”, “may”, “appears”, and other expressions that indicate future events and trends identify forward-looking statements. These statements are not guaranties of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what we express or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements. Our actual results and future trends may differ materially from our forward-looking statements depending on a variety of factors including the acceptance of the SuperStitch® devices by medical providers and the marketplace in general and the success of the proposed sales and marketing plan, the continued growth of the vessel closure marketplace, the company’s ability to obtain needed equity or debt financing in the future, and the company’s ability to continue to expand and protect its technology patents.